Exhibit 10.36

PHH CORPORATION
2005 EQUITY AND INCENTIVE PLAN

NON-QUALIFIED STOCK OPTION
AWARD NOTICE

We are pleased to notify you that PHH Corporation (the “Company”) has awarded you Non-Qualified Stock Options (each an “Option” or collectively, the “Options”). The Options entitle you to purchase shares of the Company’s Stock. The number of shares you may purchase and the exercise price at which you may purchase them are specified below. This Non-Qualified Stock Option Award Notice (the “Award Notice”) constitutes part of and is subject to the terms and provisions of the attached Non-Qualified Stock Option Award Agreement (the “Agreement”) and the Plan. Capitalized terms used but not defined in this Award Notice shall have the meanings set forth in the Agreement or the Plan.

Optionee:	[Name]
[Address]

Participant #:	[______]

Grant Date:	June 28, 2005

Number of Shares:	[__________]

Exercise Price:	$24.99

Expiration Date:	The Options shall expire at 5:00 p.m. Eastern Time on the 10th anniversary of the Grant Date, unless fully exercised or terminated earlier.

Performance Goals for Accelerated Vesting:
The Options may be subject to accelerated vesting in accordance with the Vesting Schedule set forth below. Accelerated vesting shall be conditioned on the Company’s attainment of Performance Goals, as determined and established by the Compensation Committee.

The Compensation Committee has established the Performance Goals relating to the Options that may become vested as a result of accelerated vesting on June 28, 2006, based on PHH Corporation’s return on equity and net income growth measured for the 2005 fiscal year.

The Compensation Committee shall establish Performance Goals based on PHH Corporation’s return on equity and net income growth on an annual basis for the Options that may become vested as a result of accelerated vesting on June 28, 2007, June 28, 2008 and June 28, 2009.

Vesting Schedule:
To the extent the Company attains the applicable Performance Goals, subject to the provisions of the Agreement and the Plan and provided that you remain continuously employed with the Company through the respective accelerated vesting dates, the Options will be subject to accelerated vesting as follows:

Accelerated Vesting Date: June 28, 2006
25% of the Options shall become vested on June 28, 2006, if the Company achieves 100% of its target (29% net income growth and 7.25% return on equity) for the 2005 fiscal year.

Accelerated Vesting Date: June 28, 2007
25% of the Options shall become vested on June 28, 2007, if the Company achieves 100% of its target net income growth and return on equity (to be determined by the Compensation Committee) for the fiscal year ended immediately prior to June 28, 2007.

Accelerated Vesting Date: June 28, 2008
25% of the Options shall become vested on June 28, 2008, if the Company achieves 100% of its target net income growth and return on equity (to be determined by the Compensation Committee) for the fiscal year ended immediately prior to June 28, 2008.

Accelerated Vesting Date: June 28, 2009
25% of the Options shall become vested on June 28, 2009, if the Company achieves 100% of its target net income growth and return on equity (to be determined by the Compensation Committee) for the fiscal year ended immediately prior to June 28, 2009.

Subject to the provisions of the Agreement and the Plan, and provided that you remain continuously employed with the Company through the respective vesting dates set forth below, the Options not vested as a result of the accelerated vesting provisions listed above shall become vested as follows:

Vesting Date: June 28, 2009 33.33% of the Options not previously vested due to attainment of Performance Goals shall become vested on June 28, 2009.

Vesting Date: June 28, 2010 33.33% of the Options not previously vested due to attainment of Performance Goals shall become vested on June 28, 2010.

Vesting Date: June 28, 2011 33.33% of the Options not previously vested due to attainment of Performance Goals shall become vested on June 28, 2011.

Certification of Performance Goals:
All performance results described above shall be subject to the certification and approval of the Compensation Committee. All decisions of the Compensation Committee regarding attainment of Performance Goals and the extent of accelerated vesting (or no accelerated vesting) in respect of all Options with shall be final and binding on all parties.

We congratulate you on the recognition of your importance to our organization and its future.

PHH CORPORATION
By:

Name:
Title:
Date:

RETAIN THIS NOTIFICATION AND YOUR AWARD AGREEMENT WITH
YOUR IMPORTANT DOCUMENTS AS A RECORD OF THIS AWARD.

PHH CORPORATION
2005 EQUITY AND INCENTIVE PLAN

NON-QUALIFIED STOCK OPTION
AWARD AGREEMENT

PHH Corporation, a Maryland corporation (the “Company”) has granted to the Optionee named in the Award Notice to which this Non-Qualified Stock Option Award Agreement (the “Agreement”) is attached, an award consisting of non-qualified stock options (each an “Option,” and collectively, the “Options”), subject to the terms and conditions set forth in the Award Notice and this Agreement. The Options have been granted pursuant to the PHH Corporation 2005 Equity and Incentive Plan (the “Plan”).

WHEREAS, the Compensation Committee of the Board of Directors of the Company has the authority under and pursuant to the Plan to grant and establish the terms of awards to eligible employees of the Company and its Subsidiaries; and

WHEREAS, the Compensation Committee of the Board of Directors of the Company desires to grant non-qualified stock options to the Optionee, subject to the terms of the Plan, the Award Notice, and this Agreement.

In consideration of the provisions contained in this Agreement, the Company and the Optionee agree as follows:

1.     The Plan. The Options granted to the Optionee hereunder are granted pursuant to the Plan. A copy of the prospectus for the Plan is attached hereto and the terms of such Plan are hereby incorporated in this Agreement. Terms used in this Agreement which are not defined in this Agreement shall have the meanings used or defined in the Plan.

2.     Number of Shares and Purchase Price. The Optionee is hereby granted an option (an “Option”) to purchase the number of shares of Stock specified on the attached Award Notice (the “Option Shares”) at the Option Price per Share specified on the Award Notice, pursuant to the terms of this Agreement and the provisions of the Plan.

3.     Term of Option and Conditions of Exercise.

(a)     The Option has been granted as of the Grant Date and shall terminate on the Expiration Date specified on the Award Notice, subject to earlier termination as provided herein and in the Plan. Upon the termination or expiration of the Option, all rights of the Optionee in respect of such Option hereunder shall cease.

(b)     Subject to the provisions of the Plan and this Agreement, except as may otherwise be provided by the Committee, the Option shall vest in accordance with the Vesting Schedule set forth on the Award Notice, so long as the Optionee continues to be employed by or provide service to the Company or a Subsidiary; provided, however, that the Option shall become fully vested and exercisable upon a Change in Control, the death of the Optionee or the termination of the Optionee’s employment or service due to the disability (as defined in the Company’s long-term disability plan) of the Optionee.

4.     Termination of Employment.

(a)     Except as may otherwise be provided by the Committee, if the Optionee’s employment with or service to the Company or a Subsidiary is terminated, the Options that are then unexercisable will terminate immediately upon such termination of employment or service.

(b)     Excepts as may otherwise be provided by the Committee, if the Optionee’s employment with or service to the Company or a Subsidiary is terminated, the Options that are then exercisable will terminate as follows:

(i)     If the Optionee’s employment terminates by reason of such Optionee’s death or disability (as defined in the Company’s long-term disability plan), the Option may be exercised, to the extent vested on the date of termination, by the Optionee, the Optionee’s legal representative or legatee for a period of two years from the date of death or disability or until the Expiration Date, if earlier.

(ii)     If the Optionee’s employment is terminated by the Company for Cause, the Options that are then exercisable will terminate immediately as of the effective date of such termination. “Cause” means the Optionee’s (i) conviction of, or plea of nolo contendere to, a felony or crime involving moral turpitude; (ii) fraud on or misappropriation of any funds or property of the Company, any affiliate, customer or vendor; (iii) personal dishonesty, incompetence, willful misconduct, willful violation of any law, rule or regulation (other than minor traffic violations or similar offenses) or breach of fiduciary duty which involves personal profit; (iv) willful misconduct in connection with the Optionee’s duties or willful failure to perform the Optionee’s responsibilities in the best interests of the Company; (v) illegal use or distribution of drugs; (vi) violation of any Company rule, regulation, procedure or policy; or (vii) breach of any provision of any employment, non-disclosure, non-competition, non-solicitation or other similar agreement executed by the Optionee for the benefit of the Company, all as determined by the Committee, which determination will be conclusive.

(iii)     If the Optionee’s employment terminates for any reason other than by the Company for Cause or due to death or disability, the Option may be exercised, to the extent vested on the date of termination, for a period of one year from the date of termination or until the Expiration Date, if earlier.

5.     Exercise of Option.

The Option may only be exercised in accordance with the terms of the Plan and the administrative procedures established by the Committee from time to time. The Optionee may pay the Exercise Price by:

(a)     delivery of cash, certified or cashier’s check, money order or other cash equivalent acceptable to the Committee in its discretion;

(b)     a broker-assisted cashless exercise procedure satisfactory to the Company;

(c)     tender (via actual delivery or attestation) to the Company of other shares of Stock which have a Fair Market Value on the date of tender equal to the Exercise Price, provided that such shares have been owned by the Optionee for a period of at least six months free of any substantial risk of forfeiture or were purchased on the open market without assistance, direct or indirect, from the Company; or

(d)     any combination of the foregoing.

6.     Adjustment upon Changes in Capitalization.

The Option is subject to adjustment in the event of certain changes in the capitalization of the Company, to the extent set forth in Section 5 of the Plan.

7.     No Rights as a Stockholder. The Optionee shall not have any of the rights of a stockholder with respect to the Option Shares until such Option Shares have been issued to the Optionee upon exercise of the Options. No adjustment will be made for dividends or distributions or other rights for which the record date is prior to the date on which such Option Shares are issued.

8.     Nontransferability of Options. These Options are nontransferable otherwise than by will or the laws of descent and distribution and during the Optionee’s lifetime, the Options may be exercised only by the Optionee or, during the period in which the Optionee is under a legal disability, by the Optionee’s guardian or legal representative. Except as provided above, the Options may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process.

9.     Withholding of Taxes. At the time the Options are exercised, in whole or in part, or at any time thereafter as requested by the Company, the Optionee hereby authorizes withholding from payroll or any other payment of any kind due to the Optionee and otherwise agrees to make adequate provision for foreign, federal, state and local taxes required by law to be withheld, if any, which arise in connection with the Options. The Company may require the Optionee to make a cash payment to cover any withholding tax obligation as a condition of exercise of the Options or issuance of share certificates representing Option Shares.

The Committee may, in its sole discretion, permit the Optionee to satisfy, in whole or in part, any withholding tax obligation which may arise in connection with the Options either by electing to have the Company withhold from the shares of Stock to be issued upon exercise that number of Option Shares, or by electing to deliver to the Company already-owned shares of

Stock, in either case having a Fair Market Value equal to the amount necessary to satisfy the statutory minimum withholding amount due.

10.     Amendment. This Agreement may be amended from time to time by the Committee in its discretion; provided, however, that this Agreement may not be modified in a manner that would have a materially adverse effect on the Options or Option Shares as determined in the discretion of the Committee, except as provided in the Plan or in a written agreement signed by the Optionee and the Company.

11.     Entire Agreement. This Agreement and the Plan contain all of the understandings and agreements between the Company and the Optionee concerning the Option and supersedes all earlier negotiations and understandings, written or oral, between the parties with respect thereto. The Company and the Optionee have made no promises, agreements, conditions or understandings, either orally or in writing, that are not included in this Agreement or the Plan.

12.     Captions. The captions and section numbers appearing in this Agreement are inserted only as a matter of convenience. They do not define, limit, construe or describe the scope or intent of the provisions of this Agreement.

13.     Notices. Any notice or communication having to do with this Agreement must be given by personal delivery or by certified mail, return receipt requested, addressed, if to the Company or the Committee, to the attention of the General Counsel of the Company at the principal office of the Company and, if to the Optionee, to the Optionee’s last known address contained in the personnel records of the Company.

14.     Binding Effect. Each and all of the provisions of this Agreement are binding upon and inure to the benefit of the Company and the Optionee and their respective estate, successors and assigns, subject to any limitations on transferability under applicable law or as set forth in the Plan.

15.     Blackout Periods. The Optionee acknowledges that, from time to time as determined by the Company in its sole discretion, the Company may establish “blackout periods” during which this Option may not be exercised. The Company may establish a blackout period for any reason or for no reason.

16.     Integrated Agreement. The Award Notice, this Agreement and the Plan constitute the entire understanding and agreement of the Optionee and the Company with respect to the subject matter contained herein or therein and supersedes any prior agreements, understandings, restrictions, representations, or warranties among the Optionee and the Company with respect to such subject matter other than those as set forth or provided for herein or therein. To the extent contemplated herein or therein, the provisions of the Award Notice and the Agreement shall survive any settlement of the award and shall remain in full force and effect.

17.     Governing Law. This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the internal laws of the State of Maryland, without effect to the conflicts of laws principles thereof.

18.     Authority. The Committee shall have full authority to interpret and construe the terms of the Plan, the Award Notice, and this Agreement. The determination of the Committee as to any such matter of interpretation or construction shall be final, binding and conclusive on all parties.

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